INDEPENDENT AUDITORS' CONSENT


            We consent to the use of our report included in UCAR International Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 which is incorporated herein by reference. Our report on the consolidated financial statements refers to a change in the method of determining LIFO inventories in 1996.

                                          /s/KPMG Peat Marwick LLP



Stamford, Connecticut
September 24, 1997